INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC. REPORTS RECORD EARNINGS FOR THIRD QUARTER 2007

  11th consecutive quarter of double-digit growth in volume, revenues and net income
  GAAP net income up 32.7% to a record $18.5 million; GAAP diluted earnings per share of $0.46
  Proforma net income of $25.0 million; proforma diluted earnings per share of $0.62, excluding costs related to the pending merger with Eurex
  Average daily trading volume up 53.0% to a record 3.4 million equity and index options contracts
  GAAP pre-tax margin of 47.9% and proforma pre-tax margin of 64.7% for the options exchange
  Revenues up 44.1% to a record $72.2 million and gross margin up 53.7% to a record $68.3 million for the options exchange

NEW YORK, November 6, 2007 - The International Securities Exchange Holdings, Inc. (NYSE:ISE) today reported record results for the quarter ended September 30, 2007. Net income for the quarter increased 32.7% to $18.5 million, or $0.46 per share on a fully diluted basis. This compares to $14.0 million, or $0.35 per share on a fully diluted basis, in the same period in 2006. Included in the results for the quarter are $11.4 million, or $0.16 per diluted share, of direct costs and associated accelerated stock-based compensation charges related to our pending merger with Eurex. Excluding these expenses, proforma net income for the quarter increased to $25.0 million, or $0.62 per share on a fully diluted basis.

Total consolidated revenues for the quarter increased 70.8% to $85.6 million from $50.1 million in the prior year. Gross margin increased 62.3% to $72.1 million from $44.5 million in the third quarter of 2006. Included in our consolidated results are revenues and expenses from the ISE Stock Exchange, our stock exchange business segment.

Total revenues for the quarter in our options exchange business segment increased 44.1% to $72.2 million. Gross margin, or total revenues less cost of revenues, increased 53.7% to $68.3 million. The average daily volume of equity and index options contracts traded increased 53.0% to a record 3.4 million contracts.

The stock exchange business segment recorded revenues of $13.7 million, gross margin of $4.1 million and earned $0.3 million, all of which was allocated to our strategic investors. The stock exchange traded an average of 48.5 million shares per day in the third quarter of 2007. Please refer to the section titled "Segment Information" for further information.

"Our record trading volume and profitability were fueled by the volatility in the financial markets and the operating leverage in our business," said David Krell, ISE's President and Chief Executive Officer. "We continue to witness volume growth in index options and we are now the second largest U.S. index options exchange. We are gaining traction in our recent new business initiatives, including our foreign exchange offering, ISE FX Options(SM), and our Second Market. Additionally, the new functionalities that we developed to target institutional investors have enabled us to make further inroads into this key segment of the options market," concluded Krell.

"We are pleased to report that the ISE Stock Exchange continued to experience increases in trading volume during the quarter," stated Gary Katz, ISE's Chief Operating Officer. "Although the business is still in its infancy, investors are further embracing our differentiated and value-added platform to trade equities."

"We are looking forward to our merger with Eurex, and we are taking the necessary steps to ensure the seamless integration of our businesses. We are confident that our combined expertise will better position us to compete in the globalization that is accelerating across all financial markets," said Katz.

Third Quarter Results - Options Exchange

Income Statement

Revenues

Transaction fee revenues increased to $60.0 million from $38.8 million last year due to record trading volumes. Average daily trading volume increased to 3.4 million contracts from 2.2 million contracts last year. Other member fees increased to $7.5 million from $6.9 million in the same period last year due to an increase in connectivity fees which are charged to market makers based on quote capacity usage. Market data revenues increased to $4.6 million from $4.4 million in the prior year quarter principally due to increased profitability of OPRA for which we earn our pro-rata share.

Average net transaction fee per side increased to $0.131 from $0.118 principally due to an increase in fees charged to non-ISE market makers, partially offset by a decrease in the transaction fees charged to market makers.

Cost of Revenues, Gross Margin

Cost of revenues for the third quarter decreased to $3.9 million from $5.6 million in the prior year quarter due to a decrease in license fees for certain ETFs for which we no longer pay a fee and accordingly, no longer charge our members. Gross margin increased to $68.3 million from $44.5 million in the third quarter of 2006.

Expenses

Total expenses for the third quarter of 2007 increased to $38.7 million from $22.5 million in the third quarter of 2006. Excluding accelerated stock-based compensation and costs related to our pending merger with Eurex, our expenses were $27.2 million in the third quarter of 2007. Compensation and benefits expenses increased to $26.1 million from $11.9 million in the same period last year. Included in compensation and benefits expenses is $11.2 million of stock-based compensation that was accelerated upon shareholder approval of our merger agreement with Eurex.

Technology and communications expenses increased to $4.3 million from $4.1 million due to increased capacity costs attributable to increased quoting activity and enhancements for our trading system. Professional fees increased to $2.8 million from $1.4 million due to higher legal costs associated with our ongoing litigation regarding the exclusive listing of index options and patent enforcement, as well as higher advisory fees relating to potential new business initiatives. Other expenses increased to $1.6 million from $1.1 million last year.

Income, Margins and Taxes

Pre-tax income for the third quarter of 2007 increased to $32.8 million from $24.5 million last year. Interest and investment income increased to $3.1 million from $2.3 million primarily due to interest income from higher cash balances.

Our pre-tax margin for the options exchange segment of our business in the third quarter of 2007 was 47.9%. Our pre-tax margin for this segment was 64.7% after adjusting for expenses related to our pending merger with Eurex.

Our tax rate increased to 43.5% from 43.0% in the third quarter of 2006.

Net income for the third quarter increased to $18.5 million from $14.0 million in the prior year quarter. Proforma net income for the quarter increased to $25.0 million, or $0.62 per share on a fully diluted basis, excluding expenses related to the pending merger with Eurex.

Year-to-Date Results - Options Exchange

For the first nine months of 2007, average daily volume of equity and index options increased to 3.0 million contracts traded from 2.3 million equity and index options contracts traded in the prior year. Revenues in the options segment increased to $186.1 million from $148.7 million last year. Gross margin increased to $173.9 million from $131.1 million and pre-tax income increased to $92.0 million as compared to $72.2 million. Year-to-date pre-tax margin was 52.9%. Net income increased to $51.1 million from $40.6 million and earnings per share on a fully diluted basis were $1.26 as compared to $1.02 last year.

Year-to-date proforma pre-tax income in the options segment of our business increased to $105.6 million and proforma pre-tax margin increased to 60.7%, after excluding costs related to our pending merger with Eurex. Proforma net income increased to $59.7 million and proforma fully diluted earnings per share were $1.48.

Consolidated Balance Sheet

As of September 30, 2007, ISE had cash and cash equivalents and investments in securities of $317.6 million, total assets of $446.9 million, and stockholders' equity of $323.2 million. The Company recorded minority interest of $30.8 million, which represents interests of minority shareholders in the ISE Stock Exchange. Included in cash and cash equivalents is $30.5 million from the ISE Stock Exchange which is reserved for its use. There were approximately 38.5 million shares of common stock outstanding on September 30, 2007.

Third Quarter Business Highlights

  On July 27, 2007, ISE's stockholders voted to approve the merger agreement in which Eurex will acquire ISE. 99.7 percent of the stockholders who voted were in favor of the agreement. More than 67 percent of eligible shares were voted. Under the terms of the merger agreement announced on April 30, 2007, ISE stockholders will receive $67.50 in cash for each ISE share held.
  On August 16, 2007 ISE set the following daily trading volume records:
    6,532,403 equity, index and FX options contracts traded on ISE's options exchange, surpassing the previous record of 6,226,821 contracts set on July 27, 2007.
    243,572 index options contracts traded as compared to the previous record of 212,447 contracts established on August 8, 2007.

  On September 6, 2007, ISE's Board of Directors declared a quarterly dividend of $0.05 per outstanding share of its Class A Common Stock. The dividend was paid on September 28, 2007 to holders of record as of the close of business on September 21, 2007.

  On September 19, 2007, the ISE Stock Exchange set a new daily trading volume record of 115.7 million, surpassing the previous record of 109.0 million shares set on September 18, 2007.

  On September 19, 2007, ISE launched a direct XML data feed for ISEE Select(SM), its customized sentiment data offering. Subscribers to the proprietary ISEE Select XML Feed can now simultaneously access sentiment values for nearly all securities that trade options on ISE as they are published every twenty minutes.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Transaction fees	$ 71,222	$ 38,778	$ 163,258	$116,327
Member fees and other	7,328	6,946	21,332	18,898
Market data	7,006	4,357	16,534	13,507
Total revenues	85,556	50,081	201,124	148,732

Cost of revenues:
Activity remittance fees	4,567	3,525	11,179	11,576
License fees, liquidity rebates, and brokerage fees	8,851	2,106	11,521	6,052
Total cost of revenues	13,418	5,631	22,700	17,628

Gross margin	72,138	44,450	178,424	131,104

Expenses:
Compensation and benefits	28,860	11,864	60,232	34,708
Technology and communications	4,623	4,140	13,744	11,397
Occupancy	1,522	1,273	4,562	3,987
Professional fees	3,086	1,432	7,307	4,503
Marketing and business development	884	751	2,431	2,189
Depreciation and amortization	1,803	1,727	6,500	5,083
Other	1,641	1,092	5,023	3,663
Total direct expenses	42,419	22,279	99,799	65,530
Merger related costs	235	-	2,384
Reorganization	-	197	-	326
Total expenses	42,654	22,476	102,183	65,856

Operating income	29,484	21,974	76,241	65,248

Interest and investment income	3,520	2,281	10,247	5,427
Minority interest	(250)	223	5,504	495
Income before provision for income taxes	32,754	24,478	91,992	71,170

Provision for income taxes	14,237	10,520	40,908	31,091
Net income	$ 18,517	$ 13,958	$ 51,084	$ 40,079

Earnings per share:
Basic	$ 0.48	$ 0.37	$ 1.33	$ 1.07
Diluted	$ 0.46	$ 0.35	$ 1.26	$ 1.01

Weighted average number of shares outstanding:
Basic	38,470	37,528	38,296	37,338
Diluted	40,442	39,885	40,432	39,794

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 271,676	$ 200,015
Accounts receivable, net	38,196	34,815
Income tax receivable	19,809	9,644
Securities owned	45,962	60,090
Other current assets	3,848	2,415
Total current assets	379,491	306,979

Securities owned	-	32,724
Fixed assets, net	30,350	29,009
Deferred tax asset, net	21,053	21,932
Other assets	16,014	5,781
Total assets	446,908	396,425

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	11,418	19,430
Compensation and benefits payable	14,843	12,453
Deferred revenue	5,470	5,129
Payment for order flow payable	11,081	10,262
Total current liabilities	42,812	47,274

Deferred revenue	47,118	50,954
Other liabilities	3,008	3,609
Total liabilities	92,938	101,837

Minority interest	30,819	36,323

STOCKHOLDERS' EQUITY	323,151	258,265

Total liabilities, minority interest and stockholders' equity	$ 446,908	$ 396,425

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2007	2006

Cash flows from operating activities:
Net income	51,084	40,079
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	5,551	4,899
Asset impairment	949	184
Minority interest	(5,504)	2,387
Stock based compensation	17,982	5,989
Deferred taxes	879	682
Unrealized gain on securities owned and available for sale securities, net	32	(233)
Excess tax benefits from share-based payment arrangements	(12,482)	(13,309)

(Increase)/decrease in operating assets:
Accounts receivable, net	(3,381)	(622)
Income tax receivable	2,317	5,303
Securities owned	3,985	2,481
Other assets	(975)	(264)
Increase/(decrease) in operating liabilities:
Accounts payable and accrued expenses	(8,012)	669
Compensation and benefits payable	2,390	2,191
Income tax payable	-	(372)
Deferred revenue	(3,495)	(373)
Payment for order flow payable	819	(191)
Other liabilities	(601)	(392)
Net cash provided by operating activities	51,538	49,108

Cash flows from investing activities:
Purchase of fixed assets	(6,641)	(4,222)
Purchase of intangible assets	-	(2,234)
Investment in joint ventures	(11,891)	(1,760)
Purchase of available for sale securities	(10,733)	(38,585)
Maturities of available for sale securities	53,693	9,939
Net cash provided by/(used in) investing activities	24,428	(36,862)

Cash flows from financing activities:
Dividend	(5,827)	(5,697)
Proceeds from options exercised	1,303	1,052
Shares repurchased	(12,263)	(3,002)
Excess tax benefits from share-based payment arrangements	12,482	13,309
Net cash (used in)/provided by financing activities	(4,305)	5,662

Increase in cash and cash equivalents	71,661	17,908
Cash and cash equivalents, beginning of period	200,015	170,927
Cash and cash equivalents, end of period	$271,676	$188,835

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
KEY STATISTICAL INFORMATION - OPTIONS BUSINESS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Trading Days	63	63	187	188
Average daily trading volume (1) (2)
Equity and Index Options
Total U.S. industry equity and index options traded (in thousands)	12,119	7,524	10,817	7,881
Our equity and index options traded (in thousands)	3,407	2,227	3,032	2,339
Our market share of equity and index options traded	28.1%	29.6%	28.0%	29.7%
Equity Options
Total U.S. industry equity options traded (in thousands)	10,872	6,815	9,745	7,159
Our equity options traded (in thousands)	3,321	2,194	2,972	2,307
Our market share of equity options traded	30.5%	32.2%	30.5%	32.2%
Index Options
Total U.S. industry index options traded (in thousands)	1,237	709	1,067	722
Our index options traded (in thousands)	82	33	59	32
Our market share of index options traded	6.6%	4.6%	5.5%	4.4%
Our member total trading volume (sides, in thousands): (3)
Account type:
Customer	173,666	112,429	467,934	364,217
Firm proprietary	65,155	36,402	165,753	108,998
Market maker	190,460	131,710	500,465	406,366
Total Sides	429,281	280,540	1,134,152	879,581
Our market share of total industry trading: (4)
Customer	28.5%	29.3%	29.1%	30.2%
Firm proprietary	27.8%	25.8%	26.2%	25.7%
Market maker	27.9%	31.2%	27.8%	30.5%
Revenue:
Average transaction fee per side (5)	$0.140	$0.138	$0.133	$0.132
Average cost of transaction fee per side (6)	($0.009)	($0.020)	($0.011)	($0.020)
Average net transaction fee per side (6)	$0.131	$0.118	$0.122	$0.112
Average transaction fee per revenue side (7)	$0.200	$0.176	$0.187	$0.176
Our trades:(8)
Average contracts per trade	18.1	18.0	18.1	17.6
Average trades per day (in thousands)	188.1	123.4	167.6	133.0
Total trades (in thousands)	11,853	7,774	31,332	24,999
Our market share of industry trade volume	31.3%	32.5%	31.6%	32.3%
Our listed issues: (9)
Average number of issues traded during the period	1,778	931	1,719	891
Our Members (average number trading during period) (10)
PMMs	10	10	10	10
CMMs	143	148	144	145
EAMs	108	99	109	101
Total	261	257	263	256
Employees (period average)
Full-time equivalent (11)	196	178	188	181

(1) Represents single counted contract volume. For example, a transaction of 500 contracts on our exchange is counted as a single 500 contract transaction for purposes of calculating our volumes, even though we may receive transaction fees from parties on both sides of the transaction, one side of a transaction, or in some cases, neither side of a transaction.

(2) Our market share is calculated based on the number of contracts executed on our exchange as a percentage of total industry contract volume.

(3) Represents each side of a buy or sell transaction. For example, a transaction of 500 contracts on our exchange is counted as two sides of 500 contracts, representing a buy and a sell transaction. We generally do not charge our members for executing non-broker-dealer customer orders on our exchange except for options on our premium products as well as options for listings in our Second Market.

(4) Represents our market share of total U.S. industry equity and index trading for members trading on our exchange based on contract trading volume.

(5) Average transaction fee per side is calculated by dividing our transaction fees by the total number of sides executed on our exchange. We generally do not charge our members for executing non-broker-dealer customer orders on our exchange except for options on our premium products as well as options for listings in our Second Market. Comparing our average transaction fee per side to our average transaction fee per revenue side reflects the negative effect of our fee waivers or reductions on our revenues, on a per side basis.

(6) Average cost of transaction fee per side is calculated by subtracting cost of revenues from transaction fees, which we refer to as net transaction fees, and dividing the result by the total number of sides executed on our exchange.

(7) Our average transaction fee per revenue side reflects the transaction fee we charge to our market participants per our publicly available pricing schedules. These schedules were part of rule proposals that became effective upon filing pursuant to Section 19(b)(3)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Securities and Exchange Commission may abrogate such rule proposals within 60 days of filing if it determines that such action is necessary or appropriate in the public interest, for the protection of investors or otherwise in furtherance of the purposes of the Exchange Act.

(8) Members can have several contracts per trade. Trades represent the number of trades cleared through The Option Clearing Corporation, or the OCC. Market data revenue is generated on a per trade basis, not on a contract basis.

(9) By "issues" we mean the number of securities underlying our options. We trade multiple options series on each underlying security.

(10) Excludes PMM's and CMM's in our Second and FX Markets.

(11) Excludes full-time equivalent employees of ISE Stock Exchange, LLC, beginning April 2006.

Segment Information

We operate two segments:

  An Options Exchange business segment which includes our options trading business as well as Alternative Markets platform, corporate overhead costs related to public company matters and corporate wide strategic initiatives.
  A Stock Exchange business segment which includes trading in equity securities. Pursuant to the terms of our agreement with the strategic investors of the ISE Stock Exchange and in accordance with U.S. GAAP, we are the primary beneficiary of the ISE Stock Exchange and consolidated its financial results. We exercise a majority of the voting interest of the ISE Stock Exchange; however, beginning in April 2006, losses have been allocated solely to the minority owners. Consolidation of the ISE Stock Exchange does not currently have any effect on our net results of operations. Therefore, consolidation increases our revenues and expenses to reflect 100% of the ISE Stock Exchange's results; however, these revenues and expenses are offset dollar-for-dollar by minority interest since we are not required to recognize any of its operating results.
INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
STATEMENTS OF OPERATIONS BY BUSINESS SEGMENT
(in thousands)
(unaudited)

	Three Months Ended					Three Months Ended
	September 30, 2007					September 30, 2006

	Options Exchange	Stock Exchange	Elimination	ISE Holdings	Options Exchange	Stock Exchange	Elimination	ISE Holdings

Revenues:
Transaction fees	$ 60,033	$ 11,189	$ -	$ 71,222	$ 38,778	$ -	$ -	$ 38,778
Member fees and other	7,531	117	(320)	7,328	6,946	11	(11)	6,946
Market data	4,606	2,400	-	7,006	4,357	-	-	4,357
Total revenues	72,170	13,706	(320)	85,556	50,081	11	(11)	50,081

Cost of revenues:
Activity remittance fees	2,716	1,851	-	4,567	3,525	-	-	3,525
License fees, liquidity rebates, and brokerage fees	1,141	7,710	-	8,851	2,106	-	-	2,106
Total cost of revenues	3,857	9,561	-	13,418	5,631	-	-	5,631

Gross margin	68,313	4,145	(320)	72,138	44,450	11	(11)	44,450

Expenses:
Compensation and benefits	26,089	3,048	(277)	28,860	11,864	1,586	(1,586)	11,864
Technology and communications	4,315	312	(4)	4,623	4,140	278	(278)	4,140
Occupancy	1,264	284	(26)	1,522	1,273	166	(166)	1,273
Professional fees	2,831	255	-	3,086	1,432	144	(144)	1,432
Marketing and business development	703	181	-	884	751	604	(604)	751
Depreciation and amortization	1,664	149	(10)	1,803	1,727	61	(61)	1,727
Other	1,571	73	(3)	1,641	1,092	147	(147)	1,092
Total direct expenses	38,437	4,302	(320)	42,419	22,279	2,986	(2,986)	22,279
Merger related costs	235	-	-	235	-	-	-	-
Reorganization	-	-	-	-	197	-	-	197
Total expenses	38,672	4,302	(320)	42,654	22,476	2,986	(2,986)	22,476

Operating income	29,641	(157)	-	29,484	21,974	(2,975)	2,975	21,974

Interest and investment income	3,113	407	-	3,520	2,281	527	(527)	2,281
Minority interest	-	(250)	-	(250)	223	-	-	223
Income before provision for income taxes	32,754	-	-	32,754	24,478	(2,448)	2,448	24,478

Provision for income taxes	14,237	-	-	14,237	10,520	-	-	10,520
Net income	$ 18,517	$ -	$ -	$ 18,517	$ 13,958	$ (2,448)	$ 2,448	$ 13,958

	Nine Months Ended				Nine Months Ended
	September 30, 2007				September 30, 2006

	Options Exchange	Stock Exchange	Elimination	ISE Holdings	Options Exchange	Stock Exchange	Elimination	ISE Holdings

Revenues:
Transaction fees	$ 150,339	$ 12,919	$ -	$ 163,258	$116,327	$ -	$ -	$ 116,327
Member fees and other	21,955	268	(891)	21,332	18,898	11	(11)	18,898
Market data	13,776	2,758	-	16,534	13,507	-	-	13,507
Total revenues	186,070	15,945	(891)	201,124	148,732	11	(11)	148,732

Cost of revenues:
Activity remittance fees	8,881	2,298	-	11,179	11,576	-	-	11,576
License fees, liquidity rebates, and brokerage fees	3,295	8,226	-	11,521	6,052	-	-	6,052
Total cost of revenues	12,176	10,524	-	22,700	17,628	-	-	17,628

Gross margin	173,894	5,421	(891)	178,424	131,104	11	(11)	131,104

Expenses:
Compensation and benefits	52,630	8,366	(764)	60,232	34,200	3,116	(2,608)	34,708
Technology and communications	12,915	841	(12)	13,744	11,329	436	(368)	11,397
Occupancy	3,823	813	(74)	4,562	3,940	296	(249)	3,987
Professional fees	6,375	932	-	7,307	4,126	580	(203)	4,503
Marketing and business development	1,861	570	-	2,431	2,189	641	(641)	2,189
Depreciation and amortization	6,085	445	(30)	6,500	5,074	78	(69)	5,083
Other	4,774	260	(11)	5,023	3,654	215	(206)	3,663
Total direct expenses	88,463	12,227	(891)	99,799	64,512	5,362	(4,344)	65,530
Merger related costs	2,384	-	-	2,384	-	-	-	-
Reorganization	-	-	-	-	326	-	-	326
Total expenses	90,847	12,227	(891)	102,183	64,838	5,362	(4,344)	65,856

Operating income	83,047	(6,806)	-	76,241	66,266	(5,351)	4,333	65,248

Interest and investment income	8,945	1,302	-	10,247	5,427	598	(598)	5,427
Minority interest	-	5,504	-	5,504	495	-	-	495
Income before provision for income taxes	91,992	-	-	91,992	72,188	(4,753)	3,735	71,170

Provision for income taxes	40,908	-	-	40,908	31,549	(458)	-	31,091
Net income	$ 51,084	$ -	$ -	$ 51,084	$ 40,639	$ (4,295)	$ 3,735	$ 40,079

Non-GAAP Reconciliation

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews this non-GAAP financial measurement when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measures should be considered in the context with our GAAP results.

We have disclosed our results excluding certain non-operating charges. These non-operating charges relate to accelerated stock-based compensation expenses associated with awards that vested upon shareholder approval of our merger with Eurex and awards that will vest upon closing, as well as advisory fees incurred in connection with our pending merger with Eurex. Management excludes these costs when measuring our financial performance as they do not relate to our core business of operating a multi-asset class exchange. Management believes presenting our results excluding these costs provides a clearer measure of our results and performance.

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
GAAP TO NON GAAP RECONCILIATION
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

GAAP Total expenses, as reported	$ 42,654	$ 22,476	$ 102,183	$65,856
Less Accelerated stock based compensation, included in Compensation and benefits expense	11,200	-	11,200	-
Less Merger related costs	235	-	2,384	-
Less Reorganization	-	197	-	326
Total expenses, proforma	$ 31,219	$ 22,279	$ 88,599	$65,530

GAAP Income before provision for income taxes, as reported	$ 32,754	$ 24,478	$ 91,992	$71,170
Less Accelerated stock based compensation	11,200	-	11,200	-
Less Merger related costs	235	-	2,384	-
Less Reorganization	-	197	-	326
Income before provision for income taxes, proforma	$ 44,189	$ 24,675	$ 105,576	$71,496

GAAP Net income, as reported	$ 18,517	$ 13,958	$ 51,084	$40,079
Less Accelerated stock based compensation, net of tax	6,272	-	6,272	-
Less Merger related costs, net of tax	235	-	2,352	-
Less Reorganization, net of tax	-	197	-	326
Net income, proforma	$ 25,024	$ 14,155	$ 59,708	$40,405

GAAP Diluted earnings per share, as reported	$ 0.46	$ 0.35	$ 1.26	$ 1.01
Less Accelerated stock based compensation, net of tax	0.16	-	0.16	-
Less Merger related costs, net of tax	(0.00)	-	0.06	-
Less Reorganization, net of tax	-	0.00	-	0.01
Diluted earnings per share, proforma	$ 0.62	$ 0.35	$ 1.48	$ 1.02

Gross Margin	72,138	44,450	178,424	131,104

GAAP pre-tax margins, as reported	45.4%	55.1%	51.6%	54.3%
Pre-tax margins, proforma	61.3%	55.5%	59.2%	54.5%

INTERNATIONAL SECURITIES EXCHANGE HOLDINGS, INC.
GAAP TO NON GAAP RECONCILIATION
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Options Exchange Segment	2007	2006	2007	2006

GAAP Total expenses, as reported	$ 38,672	$ 22,476	$ 90,847	$64,838
Less Accelerated stock based compensation, included in Compensation and benefits expense	11,200	-	11,200	-
Less Merger related costs	235	-	2,384	-
Less Reorganization	-	197	-	326
Total expenses, proforma	$ 27,237	$ 22,279	$ 77,263	$64,512

GAAP Income before provision for income taxes, as reported	$ 32,754	$ 24,478	$ 91,992	$72,188
Less Accelerated stock based compensation	11,200	-	11,200	-
Less Merger related costs	235	-	2,384	-
Less Reorganization	-	197	-	326
Income before provision for income taxes, proforma	$ 44,189	$ 24,675	$ 105,576	$72,514

GAAP Net income, as reported	$ 18,517	$13,958	$ 51,084	$40,639
Less Accelerated stock based compensation, net of tax	6,272	-	6,272	-
Less Merger related costs, net of tax	235	-	2,352	-
Less Reorganization, net of tax	-	197	-	326
Net income, proforma	$ 25,024	$14,155	$ 59,708	$40,965

GAAP Diluted earnings per share, as reported	$ 0.46	$ 0.35	$ 1.26	$ 1.02
Less Accelerated stock based compensation, net of tax	0.16	-	0.16	-
Less Merger related costs, net of tax	(0.00)	-	0.06	-
Less Reorganization, net of tax	-	0.00	-	0.01
Diluted earnings per share, proforma	$ 0.62	$ 0.35	$ 1.48	$ 1.03

Gross Margin	68,313	44,450	173,894	131,104

GAAP pre-tax margins, as reported	47.9%	55.1%	52.9%	55.1%
Pre-tax margins, proforma	64.7%	55.5%	60.7%	55.3%

ISE Background

International Securities Exchange Holdings, Inc. (NYSE: ISE), through its subsidiaries, operates a family of innovative securities markets. ISE is founded on the principle that technology and competition create better, more efficient markets for investors and consists of an options exchange, a stock exchange and an alternative markets platform. ISE continually enhances its trading systems and develops new products to provide investors with the best marketplace and investment tools to trade smarter.

ISE developed a unique market structure for advanced screen-based trading systems and in May 2000 launched the first fully electronic US options exchange. Currently, ISE operates the world's largest equity options exchange. ISE offers index options, including a portfolio of proprietary index products, and enhanced market data products for sophisticated investors. ISE FX Options(SM) launched in the second quarter of 2007.

ISE Stock Exchange, launched in September 2006, is a completely electronic marketplace and the only dual structure platform that integrates a dark pool, MidPoint Match(SM), with a fully displayed stock market. Midpoint Match is a proprietary, non-displayed market that trades equity securities at the midpoint between the National Best Bid and Offer (NBBO).

ISE's alternative markets business currently consists of an events market trading platform known as Longitude. Longitude's patented and proprietary technology provides a unique parimutuel structure for derivatives auctions which results in greater trading and pricing flexibility for market participants.

For more information about ISE, visit www.ise.com.

CONTACT:

Media:

Molly McGregor

International Securities Exchange

+1-212-897-0275

mmcgregor@ise.com

Investors:

Thomas Gibbons

International Securities Exchange

+1-212-897-8167

tgibbons@ise.com

Certain matters discussed in this press release are "forward looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q.

-ISE-